                                                                    EXHIBIT 2.02

                               AMENDMENT NUMBER ONE TO
                               REORGANIZATION AGREEMENT


    THIS AMENDMENT NUMBER ONE TO REORGANIZATION AGREEMENT is made and entered into this 16th day of January, 1996 by and between FIRST MIDLOTHIAN CORPORATION, a Texas corporation located in Midlothian, Texas ("First Midlothian"); FIRST NATIONAL BANK, a national banking association located in Midlothian, Texas ("First Bank"); all those individuals who have subscribed their names hereto individually and as a director (hereinafter referred to singly as a "Director" and collectively as the "Directors"); SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Lufkin, Texas ("Surety Bank"); and SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety") (sometimes collectively referred to herein as the "parties").

    WHEREAS, the parties have agreed to amend the October 17, 1995 Reorganization Agreement by and between First Midlothian, First Bank, the Directors, Surety Bank and Surety (the "Reorganization Agreement"), to provide for the consolidation of First Bank and Surety Bank.

    For and in consideration of the covenants, terms and conditions of the Reorganization Agreement and the mutual benefits to the parties established by this Amendment Number One to Reorganization Agreement, the parties agree that the following sections of the Reorganization Agreement are hereby amended as follows:

         1. The Agreement to Consolidate First National Bank and Surety Bank, National Association Under the Charter of Surety Bank, National Association and Under the Title of Surety Bank, National Association, in the form attached hereto as EXHIBIT A, shall be attached to the Reorganization Agreement as though it was an original part thereof.

    2.   The fourth WHEREAS paragraph is revised to read in full as follows:

    WHEREAS, First Midlothian, First Bank, Surety Bank and Surety each desire to effect (a) the merger (the "Holding Company Merger") of a Texas corporation ("Newco"), which will be formed by Surety Bank as an operating subsidiary of Surety Bank, with and into First Midlothian, pursuant to which the shareholders of First Midlothian will receive cash, in the amount as herein described, in exchange for all of their shares of common stock of First Midlothian, (b) immediately upon consummation of the Holding Company Merger, the consolidation (the "Bank Consolidation") of First Bank and Surety Bank under the charter of Surety Bank (the Holding Company Merger and the Bank Consolidation are hereinafter referred to collectively as the "Mergers"), and (c) immediately or within three (3) months after the consummation of the Mergers, the dissolution of First Midlothian;

    3.   The sixth WHEREAS paragraph is revised to read in full as follows:

    WHEREAS, the Boards of Directors of First Midlothian, Surety, Surety Bank and First Bank have approved the Bank Consolidation pursuant to the national banking laws whereby the outstanding common stock of First Bank and Surety Bank shall, in accordance with the terms and conditions set forth in this Plan and in the Agreement to Consolidate in the form attached hereto as EXHIBIT B (the "Bank Consolidation Agreement") (the Holding Company Merger Agreement and the Bank Consolidation Agreement are hereinafter referred to collectively as the "Merger Agreements"), be cancelled, converted or exchanged, as more fully set forth in the Bank Consolidation Agreement.

    4.   Paragraph 3(m) is revised to read in full as follows:

         (m) VOTING. The Directors each hereby covenant and agree to vote all of their First Midlothian Common Stock in favor of the Holding Company Merger at the meeting of the shareholders of First Midlothian called to consider and vote upon the Holding Company Merger Agreement. First Midlothian hereby covenants and agrees to vote all of its First Bank Common Stock in favor of the Bank Consolidation at the meeting of the shareholders of First Bank called to consider and vote upon the Bank Consolidation Agreement.

    5.   Paragraph 4(b) is revised to read in full as follows:

         (b) PROXY MATERIAL AND MEETING OF SHAREHOLDERS. As soon as practicable after the date of this Plan, Surety and Surety Bank will cause Newco to submit this Plan and the Holding Company Merger Agreement to its shareholders for approval at a meeting of shareholders called for the purpose of voting thereon. Additionally, as soon as practicable after the date of this Plan, Surety Bank will prepare a proxy statement, notice of meeting and form of proxy to be used in connection with a meeting of its shareholders to consider and vote upon the transactions contemplated in this Plan and the Bank Consolidation Agreement, to use its best efforts to obtain the authorization of the Comptroller for Surety Bank to furnish such proxy material to its shareholders, to thereafter duly call and hold said meeting of its shareholders, to submit and recommend to its shareholders the approval of the transactions contemplated in this Plan and the Bank Consolidation Agreement and to cause to be furnished to each such shareholder a copy of such proxy material.

    6.   Paragraph 4(c) is revised to read in full as follows:

         (c) VOTING. Surety Bank hereby covenants and agrees to vote all of its shares of common stock of Newco in favor of the Holding Company Merger at the meeting of the shareholders of Newco called to consider and vote upon the Holding Company Merger Agreement. Surety hereby covenants and agrees to vote all of its shares of common stock of Surety Bank in favor of the Bank Consoli-dation at the meeting of the shareholders of Surety Bank to consider and vote upon the Bank Consolidation Agreement.

    7.   Paragraph 5(a)(i) is revised to read in full as follows:

              (i) applications (or waivers therefrom) to be filed on behalf of Newco with the Federal Reserve for authority to consummate the Holding Company Merger and applications to be filed on behalf of Surety Bank with the Comptroller for authority to consummate the Bank Consolidation, and

    8.   Paragraph 7(c)(ii)(5) is revised to read in full as follows:

                   (5) a certificate of the Cashier of First Bank dated the Closing Date attesting to the adoption of all resolutions by its directors and shareholders and the taking of all such other corporate action by First Bank as shall have been required for consummation of the Bank Consolidation.

    9.   Paragraph 7(d)(ii) is revised to read in full as follows:

              (ii) At a meeting of the shareholders of First Bank duly called and held for such purpose, the transactions contemplated in this Plan and the Bank Consolidation Agreement shall have been duly approved by First Midlothian as the sole shareholder of First Bank.

    10.  Paragraph 8(c)(iii) is revised to read in full as follows:

              (iii) a certificate of the Cashier of Surety Bank, dated the Closing Date, attesting to the adoption of all resolutions by the directors and shareholders and the taking of all other corporate action by Surety Bank as shall have been required for consummation of the Bank Consolidation.

    11.  Paragraph 8(d)(i) is revised to read in full as follows:

              (i) At a meeting of the shareholders of Surety Bank duly called and held for such purpose, the transactions contemplated in this Plan and the Bank Consolidation Agreement shall have been duly approved by the requisite vote of such shareholders.

    12.  Paragraph 12(i) is revised to read in full as follows:

         (i) Surety, as the parent of that group of affiliate companies filing a federal consolidated income tax return, and as the party responsible for the filing or causing to be filed any Texas franchise tax returns for itself or for its affiliates, shall be obligated to pay to the shareholders of First Midlothian any decrease in federal income taxes or Texas franchise tax realized by Surety and its affiliates because of either an audit adjustment, amended tax return or claim for refund that is directly attributable to the activities of First Midlothian and/or First Bank for the pre-merger/consolidation period for which such shareholders have not been previously compensated. If statutory interest is received by Surety in connection with such audit adjustment, amended tax return, or claim for refund, this amount shall also be paid to such shareholders. Any amounts owed to the shareholders of First Midlothian shall be paid within fifteen (15) days of Surety's receipt of same.

    13.  Paragraph 17 is revised to read in full as follows:

    17. MISCELLANEOUS. This Plan and the Merger Agreements constitute the entire contract and shall supersede all prior agreements and understandings, both written and oral, between the parties hereto and thereto with respect to the subject matter hereof and thereof and no party shall be liable or bound to the other in any manner by any warranties or representations except as specifically set forth herein or in the Merger Agreements or expressly required to be made or delivered pursuant hereto or thereto. Each of the attachments, schedules, lists and exhibits called for by this Plan and the Merger Agreements is made a part of this Plan and the Merger Agreements the same as if set out verbatim at each point where reference is made to it. The schedules to be prepared by First Midlothian in connection with this Plan shall be delivered to Surety within ten (10) days of the date of this Plan. The terms and conditions of this Plan and the Merger Agreements shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto and thereto, but nothing contained herein shall be construed as a consent to any assignment of this Plan or the Merger Agreements by the parties hereto or thereto, or any of them. Nothing in this Plan or in the Merger Agreements, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements, except as expressly provided herein or therein. The provisions of SECTIONS 9, 10, 11 AND 12 of the Holding Company Merger Agreement and SECTIONS 8, 9, 10 AND 11 of the Bank Consolidation Agreement are hereby incorporated into this Plan for all purposes. This Plan may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. The headings of the Sections and Subsections of this Plan are inserted for convenience only and shall not be deemed to constitute part of this Plan or to affect the construction hereof. As used in this Plan, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or other subdivision. Unless context otherwise requires, words in the singular number include the plural and the plural include the singular, and words of the masculine gender include the feminine and neuter genders and words of the neuter gender referred to any gender. In case any one or more of the provisions contained in this Plan or the Merger

Agreements shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof or thereof, and this Plan and the Merger Agreements shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and therein. This Plan shall be construed in accordance with the laws of the State of Texas. All disputes arising out of this Plan and/or the Merger Agreements shall be litigated in Tarrant County, Texas and, to the extent such a dispute relates to the alleged breach of a warranty or representation by a party to this Plan, any suit initiated with respect to such a dispute shall be commenced on or before the expiration of such warranty or representation pursuant to SECTION 10 of this Plan. No term or condition of this Plan or the Merger Agreements shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Plan or the Merger Agreements, except by written instrument signed by the party charged with such waiver or estoppel.

    14.  Paragraph 18 is revised to read in full as follows:

    18. BREAKUP FEE. In the event Surety elects to terminate this Plan and the Merger Agreements by written notice to such effect to First Midlothian (the "Election") pursuant to SECTION 7(E) of this Plan, as a result of Surety's inability to have sufficient financial resources available, in the sole opinion of Surety, to consummate the transactions contemplated by the this Plan and the Merger Agreements, Surety shall pay to First Midlothian a break-up fee, as follows, and upon payment thereof, none of the parties to this Plan nor the Merger Agreements shall have any further obligations to each other, except as expressly set forth in this SECTION 18:

         (a) If Surety makes the Election on or before December 31, 1995, Surety shall pay to First Midlothian the sum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000) concurrently with the mailing of the notice of such Election.

         (b)  If Surety makes the Election on or before March 31,
         1996, Surety shall pay to First Midlothian the sum of THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000) concurrently with the mailing of the notice of such Election.

         (c)  If Surety makes the Election on or before June 30,
         1996, Surety shall pay to First Midlothian the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000) concurrently with the mailing of the notice of such Election.

    15. Except as specifically amended by this Amendment Number One to Reorganization Agreement, the Reorganization Agreement by and between the parties shall remain in full force and effect.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be signed in counterparts all as of the date first above written.

                             FIRST MIDLOTHIAN CORPORATION,
                             a Texas corporation



                             By: /S/ DANNY D. RODGERS
                                -----------------------------------------------
                                Danny D. Rodgers, Vice President

                             FIRST NATIONAL BANK,
                             a national banking association



                             By: /S/ DANNY D. RODGERS
                             --------------------------------------------------
                                Danny D. Rodgers, President



                              /S/ BILLIE JO DURAN
                             --------------------------------------------------
                             Billie Jo Duran, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /S/ CHARLES L. DURAN
                             --------------------------------------------------
                             Charles L. Duran, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /S/ V. H. EASTERWOOD, JR.
                             --------------------------------------------------
                             V. H. Easterwood, Jr., Individually and as a
                             Director of First Midlothian Corporation and First National Bank



                              /S/ LOU E. RODGERS
                             --------------------------------------------------
                             Lou E. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank

                              /S/ DANNY D. RODGERS
                             --------------------------------------------------
                             Danny D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /S/ J. C. RODGERS
                             --------------------------------------------------
                             J. C. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /S/ J. D. RODGERS
                             --------------------------------------------------
                             J. D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /S/ E. L. WEBB
                             --------------------------------------------------
                             E. L. Webb, Individually and as a Director of First Midlothian Corporation and First National Bank

                             SURETY BANK, NATIONAL ASSOCIATION,
                             a national banking association



                             By: /S/ BOBBY W. HACKLER
                                -----------------------------------------------
                             Its: PRESIDENT
                                 ----------------------------------------------

                             SURETY CAPITAL CORPORATION,
                             a Delaware corporation



                             By: /S/ G. M. HEINZELMANN, III
                                -----------------------------------------------
                             Its: PRESIDENT
                                 ----------------------------------------------

                                      EXHIBIT A

                     AGREEMENT TO CONSOLIDATE FIRST NATIONAL BANK
             AND SURETY BANK, NATIONAL ASSOCIATION UNDER THE
                CHARTER OF SURETY BANK, NATIONAL ASSOCIATION AND UNDER
                    THE TITLE OF SURETY BANK, NATIONAL ASSOCIATION


    CONSOLIDATION AGREEMENT made this 16th day of January, 1996, between SURETY BANK, NATIONAL ASSOCIATION ("Surety Bank") and FIRST NATIONAL BANK ("First Bank") and joined in by SCC ACQUISITION, INC., a Texas corporation ("Newco") (prior to the Holding Company Merger known as "First Midlothian Corporation") and SURETY CAPITAL CORPORATION, a Delaware corporation ("Surety").

                                     WITNESSETH:

    A. Surety Bank is a national banking association duly organized and existing under the laws of the United States of America having its principal offices in the City of Lufkin, County of Angelina, State of Texas.

    B. First Bank is a national banking association duly organized and existing under the laws of the United States having its principal offices in the City of Midlothian, County of Ellis, State of Texas.

    C. First Bank has, and will have as of the Effective Time, (i) authorized capital stock of $480,000 consisting of 48,000 shares of common stock, $10.00 par value ("First Bank Common Stock"), of which 48,000 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $1,000,000.

    D. All of the issued and outstanding shares of First Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Newco.

    E. Surety Bank has, and will have as of the Effective Time, (i) authorized capital stock of $5,460,000 consisting of 6,000,000 shares of common stock, $0.91 par value ("Surety Bank Common Stock"), of which 3,708,195 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $5,330,000.

    F. Over ninety-nine percent (99%) of all of the issued and outstanding shares of Surety Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Surety.

    G. A majority of the Boards of Directors of First Bank and of Surety Bank has approved this Consolidation Agreement under which First Bank and Surety Bank shall be consolidated (the "Bank Consolidation") under the charter of Surety Bank and has authorized the execution hereof; the Board of Directors of Newco has approved this Consolidation Agreement, authorized Newco to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Newco; and the Board of Directors of Surety has approved this Consolidation Agreement, authorized Surety to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Surety.

    H. Surety; Surety Bank; First Midlothian Corporation, a Texas corporation registered as a bank holding company located in Midlothian, Texas ("First Midlothian"); certain of the shareholders of First Midlothian (the "Shareholders"); and First Bank have entered into a Reorganization Agreement dated October 17, 1995 (the "Reorganization Agreement") which contemplates the Bank Consolidation provided for in this Consolidation Agreement. All terms not defined in this Consolidation Agreement shall have the meaning set forth in the Reorganization Agreement.

    I. As and when required by the provisions of this Consolidation Agreement or the Reorganization Agreement (hereinafter referred to collectively as the "Consolidation Plan"), all such action as may be necessary or appropriate shall be taken by Surety Bank, First Bank, Newco and Surety in order to consummate the Bank Consolidation.

    NOW, THEREFORE, in consideration of the premises, Surety Bank and First Bank, joined by Newco and Surety, hereby agree that First Bank and Surety Bank shall be consolidated under the charter of Surety Bank on the following terms and conditions:

    1. At the Effective Time, First Bank and Surety Bank shall be consolidated under the Articles of Association and Charter of Surety Bank. Said Bank Consolidation shall be pursuant to the provisions of and with the effect provided in 12 U.S.C. Section 215.

    2. At the Effective Time, the name of Surety Bank (hereinafter referred to as "Continuing Bank" whenever reference is made to it as of the time of Bank Consolidation or thereafter) shall continue to be "Surety Bank, National Association"; the Articles of Association of Continuing Bank shall be as set forth in ANNEX A attached hereto and made a part hereof; the bylaws of Surety Bank in effect immediately prior to the Bank Consolidation shall become the bylaws of Continuing Bank; the established office and facilities of First Bank immediately prior to the Bank Consolidation shall become the established office and facilities of Continuing Bank; and the established office and facilities of Surety Bank immediately prior to the Bank Consolidation shall continue and be operated as a branch of Continuing Bank.

    3. At the Effective Time, the corporate existence of Surety Bank and First Bank shall, as provided in 12 U.S.C. Section 215, be merged into and continued in Continuing Bank; and Continuing Bank shall be deemed to be the same corporation as Surety Bank and First Bank. All rights, franchises and interests of Surety Bank and First Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Continuing Bank by virtue of such Bank Consolidation without any deed or other transfer. Continuing Bank at the

Effective Time and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Surety Bank and First Bank, respectively, at the Effective Time, subject, however, to the provisions of 12 U.S.C. Section 215(f).

    4. At the Effective Time, Continuing Bank shall be liable for all liabilities of Surety Bank and of First Bank, respectively; and all deposits, debts, liabilities, obligations and contracts of Surety Bank and of First Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Surety Bank or First Bank, as the case may be, including all liabilities of Surety Bank and First Bank for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Bank Consolidation, shall be those of Continuing Bank and shall not be released or impaired by the Bank Consolidation; and all rights of creditors and other obligees and all liens on property of either Surety Bank or First Bank shall be preserved unimpaired.

    5.   At the Effective Time:

         (a) All shares of First Bank Common Stock outstanding at the Effective Time held by Newco shall, without any action on the part of Newco, be cancelled and be of no further force and effect.

         (b) Each share of Surety Bank Common Stock outstanding at the Effective Time held by the shareholders of Surety Bank, other than shares of Surety Bank Common Stock held of record by Surety and Dissenting Shares (as hereinafter defined), without any action on the part of the shareholders of Surety Bank, shall be converted into and exchanged for the right to receive cash equal to: (i) the product obtained by multiplying the number of shares of common stock of Surety (the "Surety Common Stock") issued and outstanding on the date of approval of the Bank Consolidation by the Office of the Comptroller of the Currency (the "Approval Date") by the average of the high and low prices of such Surety Common Stock on the American Stock Exchange, Inc. on the Approval Date, divided by (ii) the number of shares of Surety Bank Common Stock issued and outstanding on the Approval Date (the "Exchange Price").

         (c) Each share of Surety Bank Common Stock issued and outstanding at the Effective Time and held of record by Surety shall be converted into one share of common stock of Continuing Bank.

         (d) For purposes of this Merger Agreement, "Dissenting Shares" shall refer to those shares of Surety Bank Common Stock owned by shareholders of Surety Bank who, pursuant to 12 U.S.C. Section 215, (i) vote against the Bank Consolidation at the meeting of the shareholders of Surety Bank to consider and vote on the Bank Consolidation referred to in Section 4(b) of the Reorganization Agreement, or who give notice in writing at or prior to such meeting to the presiding officer of Surety Bank that he dissents from the Bank Consolidation and (ii) within thirty (30) days after the date of consummation of the Bank Consolidation, request in writing from Continuing Bank payment of the value of their shares of Surety Bank Common Stock, accompanied by the surrender of the stock certificates evidencing such Surety Bank Common Stock. Notwithstanding anything in this Consolidation Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive, or be exchangeable for, cash as provided in SECTION 5(B) hereof, but, instead, the holders thereof shall be entitled to payment of the value of such Dissenting Shares on the Approval Date determined in accordance with the provisions of 12 U.S.C. Sections 215(c) and
(d).

    6.   After the Effective Time:

         (a) The shareholders of Surety Bank, other than Surety and the holders of Dissenting Shares, as the holders of the outstanding certificate or certificates which prior thereto represented shares of Surety Bank Common Stock, may surrender same to Continuing Bank, and such shareholders of Surety Bank shall be entitled upon such surrender to receive from Continuing Bank in exchange therefor, without cost to such holder, the Exchange Price for each share of Surety Bank Common Stock represented by such outstanding certificate or certificates surrendered.

         (b) Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of Surety Bank Common Stock shall be deemed for all purposes to evidence solely the right to receive the amount of cash into and for which such shares of Surety Bank Common Stock shall have been converted pursuant to SECTION 5(B) hereof. No interest shall be payable with respect to any such cash payments. If a shareholder of Surety Bank is unable to locate any of his certificates which prior to the Effective Time represented shares of Surety Bank Common Stock, Continuing Bank shall issue a check to such shareholder in the amount which such shareholder would otherwise be entitled to receive hereunder without surrendering such certificate, upon receipt by Continuing Bank of an indemnity bond in favor of Continuing Bank and satisfactory in all respects to Continuing Bank.

         (c) The stock transfer books of Surety Bank shall be closed as of the close of business on the Closing Date (hereinafter defined), and no transfer of record of any of the shares of Surety Bank Common Stock shall take place thereafter. From and after the close of business on the Closing Date, shares of Surety Bank Common

Stock shall cease to be shares of Surety Bank, irrespective of whether such shares are ultimately surrendered.

    7. The directors, advisory directors and officers, respectively, of Continuing Bank at the Effective Time shall be those persons who are directors, advisory directors and officers, respectively, of Surety Bank immediately before the Effective Time. The committees of the Board of Directors of Continuing Bank at the Effective Time shall be the same as, and shall be composed of the same persons who are serving on, committees of the Board of Directors of Surety Bank as they exist immediately before the Effective Time.

    8. This Consolidation Agreement shall be approved by Newco, the sole shareholder of First Bank pursuant to a Unanimous Consent executed and delivered by such sole shareholder in accordance with the Reorganization Agreement. This Consolidation Agreement shall be submitted to the shareholders of Surety Bank, at a meeting called to be held as promptly as practicable in accordance with the Reorganization Agreement. Upon approval of the shareholders of Surety Bank and First Bank, this Consolidation Agreement shall be made effective as soon as practicable thereafter in the manner provided in SECTION 12 hereof.

    9. The Consolidation Plan shall be automatically terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank, in the event the Holding Company Merger is not consummated, for any reason whatsoever, and may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank by the mutual consent in writing of Surety Bank and First Bank.

    10. In the event of the termination and abandonment of the Consolidation Plan pursuant to the provisions of SECTION 9 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in
Section 11 and the provisions relating to expenses set forth in Section 9 of the Reorganization Agreement shall survive any such termination and abandonment.

    11. Any of the terms or conditions of the Consolidation Plan may be waived at any time, whether before or after action thereon by the shareholders of Surety Bank or First Bank, by the party which is entitled to the benefits thereof; and this Consolidation Agreement or the Reorganization Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of Surety Bank or First Bank; provided, however, that such action shall be taken only if, in the judgment of Surety Bank and First Bank, such waiver, modification or amendment will not have a materially adverse effect on Surety Bank, First Bank or their respective shareholders. Any waiver, modification or amendment shall be in writing.

    12. The "Closing Date" shall have the meaning set forth in the Holding Company Merger Agreement. The closing (the "Closing") shall be held at the offices of Surety located in Hurst, Texas on the Closing Date. At the Closing, Newco shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of common stock of First Bank. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in the Consolidation Plan, including receipt of the approval of the Comptroller of the Currency specified in 12 U.S.C.
Section 215, the Bank Consolidation shall become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the Bank Consolidation, such time being herein called the "Effective Time."

    13. For the convenience of the parties hereto and to facilitate the filing and recording of this Consolidation Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

    IN WITNESS WHEREOF, Surety Bank has caused this Consolidation Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

SURETY BANK:                           SURETY BANK, NATIONAL ASSOCIATION



                                       By:
                                          --------------------------------
                                          Bobby W. Hackler, President
ATTEST:



--------------------------------
Robert E. Crews, Cashier


                               ALL OF THE DIRECTORS OF
                          SURETY BANK, NATIONAL ASSOCIATION



                                       --------------------------------
                                       C. Jack Bean

                                       --------------------------------
                                       William B. Byrd



                                       --------------------------------
                                       Bobby W. Hackler



                                       --------------------------------
                                       Joseph S. Hardin



                                       --------------------------------
                                       G. M. Heinzelmann, III



                                       --------------------------------
                                       Michael L. Milam


                                       --------------------------------
                                       Garrett Morris



                                       --------------------------------
                                       Cullen W. Turner


THE STATE OF TEXAS      )
                        )
COUNTY OF _____________ )

    On this _______ day of ______________, 199___, before me, a Notary Public for the State and County aforesaid, personally came Bobby W. Hackler as President and Robert E. Crews as Cashier, of SURETY BANK, NATIONAL ASSOCIATION, a national banking association, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzelmann, III, Michael L. Milam, Garrett Morris and Cullen W. Turner, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.

    WITNESS my official seal and signature this day and year aforesaid.


                                       --------------------------------
                                       Notary Public, State of Texas

                                       --------------------------------
                                       (Print or Type Notary's Name)

My Commission Expires:

--------------------------------


    IN WITNESS WHEREOF, First Bank has caused this Consolidation Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

FIRST BANK:                            FIRST NATIONAL BANK



                                       By:
                                         --------------------------------
                                         Danny D. Rodgers, President
ATTEST:



--------------------------------
Patsy Melton, Cashier


                               ALL OF THE DIRECTORS OF
                                 FIRST NATIONAL BANK



                                       --------------------------------
                                       Billie Jo Duran



                                       --------------------------------
                                       Charles L. Duran



                                       --------------------------------
                                       V. H. Easterwood, Jr.

                                       --------------------------------
                                       Danny D. Rodgers



                                       --------------------------------
                                       J. C. Rodgers



                                       --------------------------------
                                       J. D. Rodgers



                                       --------------------------------
                                       Lou E. Rodgers



                                       --------------------------------
                                       E. L. Webb


THE STATE OF TEXAS      )
                        )
COUNTY OF ____________  )

    On this _______ day of _________________, 199___, before me, a Notary
Public for the State and County aforesaid, personally came Danny D. Rodgers as President and Patsy Melton as Cashier, of FIRST NATIONAL BANK, a national banking association, and each in his/her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also Billie Jo Duran, Charles L. Duran,
V. H. Easterwood, Jr., Danny D. Rodgers, J. C. Rodgers, J. D. Rodgers, Lou E. Rodgers and E. L. Webb, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

    WITNESS my official seal and signature this day and year aforesaid.



                                       --------------------------------
                                       Notary Public, State of Texas

                                       --------------------------------
                                       (Print or Type Notary's Name)

My Commission Expires:

--------------------------------

    Newco hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

    IN WITNESS WHEREOF, Newco has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

NEWCO:                                 SCC ACQUISITION, INC.



                                       By:
                                          --------------------------------

                                          ---------------------, President
ATTEST:



--------------------------------

---------------------, Secretary


    Surety hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

    IN WITNESS WHEREOF, Surety has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SURETY:                                SURETY CAPITAL CORPORATION



                                       By:
                                          ---------------------------------
                                          G. M. Heinzelmann, III, President

ATTEST:



--------------------------------
Bobby W. Hackler, Secretary

                                       ANNEX A

                               ARTICLES OF ASSOCIATION                     1995


    FIRST. The title of the association shall be Surety Bank, National Association.

    SECOND. The main office of the association shall be in Midlothian, County of Ellis, State of Texas. The general business of the association shall be conducted at its main office and its branches.

    THIRD. The board of directors of the association shall consist of not less than 5 nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the association or holding company may be used.

    Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than 2 the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than 4 the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

    Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

    Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

    Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

    FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days' advance notice of the meeting shall be given to the shareholders by first class mail.

    In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

    Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the date on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

    (1)  The name and address of each proposed nominee.

    (2)  The principal occupation of each proposed nominee.

    (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

    (4)  The name and residence address of the notifying shareholder, and

    (5) The number of shares of capital stock of the association owned by the notifying shareholder.

    Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

    A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

    A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

    FIFTH. The authorized amount of capital stock of this association shall be 6,000,000 shares of common stock with a par value of ninety-one cents ($0.91) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

    No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

    Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

    Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

    Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

    Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

    If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share;
(c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least 3 licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as:
(1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

    The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

    SIXTH. The board of directors shall appoint one of its members as president of this association, and one of its members as chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

    The board of directors shall have the power to:

    (1) Define the duties of the officers, employees and agents of the association.

    (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees and agents of the association.

    (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

    (4)  Dismiss officers and employees.

    (5)  Require bonds from officers and employees and fix the penalty thereof.

    (6) Ratify written policies authorized by the association's management or committees of the board.

    (7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

    (8)  Manage and administer the business and affairs of the association.

    (9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

    (10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

    (11) Make contracts.

    (12) Generally perform all acts that are legal for a board of directors to perform.

    SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Midlothian, Texas without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

    EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

    NINTH. The board of directors of this association, or any 3 or more shareholders owning, in the aggregate, not less than 10% of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

    TENTH. The association shall indemnify to the fullest extent permitted under the Texas Business Corporation Act any person who is made a named defendant or respondent in any action, suit or proceeding, other than in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by such person in the form of payments to the association, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the association, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The association may indemnify other persons, as permitted by the Texas Business Corporation Act and other applicable laws. The association may purchase and maintain insurance on behalf of directors, advisory directors, officers or other persons against any liability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, other than for liability asserted against such persons pursuant to a formal order assessing civil monetary penalties.

    ELEVENTH. No director of the association shall be liable to the association or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the association, except that this Article Eleventh shall not eliminate or limit the liability of a director of the association for:

      (i) a breach of such director's duty of loyalty to the association or its shareholders;

     (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

    (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Any repeal or amendment of this Article Eleventh by the shareholders of the association shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or amendment. Anything herein to the contrary notwithstanding, if the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the association shall be eliminated or limited to the full extent then permitted by the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

    TWELFTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.